UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) : June 23, 2020

MAXAR TECHNOLOGIES INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-38228	83-2809420
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1300 W. 120th Avenue, Westminster, Colorado	80234
(Address of principal executive offices)	(Zip Code)

303-684-2207

(Registrant’s telephone number, including area code)

N/A

(Former name or address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, at $0.0001 par value Preferred Stock Purchase Right	MAXR	New York Stock Exchange, Toronto Stock Exchange —

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure.

Notes Offering

On June 23, 2020, Maxar Technologies Inc. (the “Company”) issued a press release pursuant to Rule 135c under the Securities Act of 1933, as amended (the “Securities Act”), regarding the sale of $150 million aggregate principal amount of 7.54% Senior Secured Notes due 2027 (the “Notes”) of the Company to be issued through a private placement to qualified institutional buyers in the United States pursuant to Rule 144A under the Securities Act and outside the United States pursuant to Regulation S under the Securities Act. The Notes will have an interest rate of 7.54% per annum and will be issued at a price equal to 98.25% of face value.

Neither the press release nor this Current Report on Form 8-K constitutes an offer to sell or the solicitation of an offer to buy securities. Any offers of the securities will be made only by means of a private offering memorandum. The Notes and the guarantees have not been registered under the Securities Act and may not be offered or sold in the United States except pursuant to an effective registration statement or an exemption from the registration requirements of the Securities Act and applicable state laws.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Repurchase Agreement

On June 23, 2020, the Company entered into a repurchase agreement pursuant to which it has agreed to repurchase, in a privately negotiated transaction, $150,000,000 aggregate principal amount of its 9.750% Senior Secured Notes due 2023 (the “Existing Notes”).  The Existing Notes will be repurchased (the “Repurchase”) at a price of 112.45% of the principal amount thereof, subject to customary closing conditions. The Repurchase is expected to close on June 25, 2020.

Vricon Acquisition

On June 23, 2020, the Company issued a press release regarding its intention to exercise its option to purchase all of the outstanding equity interests not currently owned by the Company or its subsidiaries of Vricon, Inc., the holding company for a joint venture in which the Company currently holds approximately 50% of the outstanding equity interests (the “Vricon Acquisition”). The Company has also prepared a presentation with respect to the contemplated exercise of such option and the Vricon Acquisition, which the Company intends to use for purposes of providing an update to its equity investors. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated by reference herein. A copy of the presentation is attached hereto as Exhibit 99.3 and is incorporated by reference herein.

Caution Regarding Forward-Looking Statements

This communication may contain forward-looking statements, including forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, statements concerning the completion and timing of the offering, the Company’s intent to exercise the option with respect to the Vricon Acquisition, the completion and timing of the consummation of the Vricon Acquisition, the Company’s plans, objectives, expectations and intentions and other statements that are not historical or current fact. Forward-looking statements are based on the Company’s current expectations and involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such forward-looking statements. Factors that could cause the Company’s results to differ materially from current expectations include, but are not limited to, risks and uncertainties regarding the Company’s businesses.

The information furnished pursuant to Item 7.01 and Item 9.01 of Form 8-K shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and Section 11 of the Securities Act and shall not be otherwise subject to the liabilities of those sections, nor shall it be deemed incorporated by reference into any registration statement or filing under the Securities Act, except as shall be expressly set forth by specific reference in such filing. This Current Report will not be deemed an admission by the Company as to the materiality of any information in this Current Report that is required to be disclosed solely by Item 7.01. The Company does not undertake a duty to update the information in this Current Report and cautions that the information included in this Current Report under Item 7.01 is current only as of June 23, 2020 and may change thereafter.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are being furnished herewith:

Exhibit No.	Description
99.1	Press Release of Maxar Technologies Inc., dated June 23, 2020.
99.2	Press Release of Maxar Technologies Inc., dated June 23, 2020.
99.3	Investor Presentation regarding the Vricon Acquisition.
104.1	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: June 24, 2020	Maxar Technologies Inc.

	By:	/s/ James C. Lee
Name: James C. Lee
Title: Senior Vice President, General Counsel and Corporate Secretary

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